Exhibit 10.4

Execution Copy

FIRST OMNIBUS AMENDMENT

This FIRST OMNIBUS AMENDMENT, dated as of June 28, 2016 (this “Amendment”) is:

(1)       THE FIRST AMENDMENT to the RECEIVABLES SALE AGREEMENT, between WISE ALLOYS LLC, as seller (the “RSA Seller) and WISE ALLOYS FUNDING II LLC, as purchaser; and

(2)       THE FIRST AMENDMENT to the RECEIVABLES PURCHASE AGREEMENT, among WISE ALLOYS FUNDING II LLC, as seller (the “RPA Seller”), WISE ALLOYS LLC, as servicer (the “Servicer”), HITACHI CAPITAL AMERICA CORP. (together with its successors and permitted assigns), as purchaser (the “Purchaser”), and GREENSILL CAPITAL INC., as purchaser agent (the “Purchaser Agent”).

RECITALS

WHEREAS, the RSA Seller and the RPA Seller have heretofore entered into the RECEIVABLES SALE AGREEMENT, dated as of March 16, 2016 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Receivables Sales Agreement”);

WHEREAS, CONSTELLIUM HOLDCO II B.V. (the “Parent”) has heretofore entered into a PERFORMANCE UNDERTAKING, dated as of March 16, 2016, in favor of the RPA Seller with respect to obligations under the Receivables Sale Agreement (the “First Tier Parent Guarantee”);

WHEREAS, the RPA Seller, the Servicer, the Purchaser and the Purchaser Agent heretofore entered into the RECEIVABLES PURCHASE AGREEMENT, dated as of March 16, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”; together with the Receivables Sales Agreement, each an “Agreement” and collectively, the “Agreements”);

WHEREAS, the Parent has heretofore entered into a PERFORMANCE UNDERTAKING, dated as of March 16, 2016, in favor of the Purchaser with respect to obligations under the Receivables Purchase Agreement (the “Second Tier Parent Guarantee”, and together with the First Tier Parent Guarantee, the “Guarantees”); and

WHEREAS, the parties hereto seek to modify each of the Agreements upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Agreements, as applicable.

SECTION 2. Amendments to the Receivables Sale Agreement. The Receivables Sale Agreement is hereby amended as follows:

(a)       The definition of “Facility Amount” set forth in Exhibit A of the Receivables Sale Agreement is hereby amended by deleting the amount “USD 100,000,000” where it appears therein and substituting the amount “USD 250,000,000” therefor.

(b)       Section 3(q)(i) of the Receivables Sale Agreement is hereby amended and restated in its entirety as follows:

“(i)       Neither Seller nor any Affiliate of Seller nor, to the knowledge of Seller, any Account Debtor (A) is, or is owned or controlled by, a Sanctioned Person; (B) is located, incorporated, organized, or resident in a Sanctioned Country; (C) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person, except in the case of any Affiliate of Seller who is acting in compliance with all applicable Sanctions Laws and Anti-Money Laundering Laws; or (D) is in breach of or is the subject of any action or investigation under any Sanctions Laws or Anti-Money Laundering Laws.”

SECTION 3. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

(a)       The definition of “Facility Amount” set forth in Exhibit A of the Receivables Purchase Agreement is hereby amended by deleting the amount “USD 100,000,000” where it appears therein and substituting the amount “USD 250,000,000” therefor.

(b)       The first sentence of Section 2(e) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“The Seller shall pay to the Purchaser, a commitment fee (the “Commitment Fee”) on the last business day of each calendar quarter (commencing with the first payment to be made on June 30, 2016) and on the Purchase Termination Date, in an amount equal to: (i) with respect to the first quarterly payment to be made on June 30, 2016, (A) $5,000, plus (B) with respect to the period from the Closing Date through, but not including, June 28, 2016 (the “First Amendment Closing Date”), an amount calculated in arrears at a rate of 1% per annum (calculated on a 360-day basis) on $100,000,000, plus (C) with respect to the period from the First Amendment Closing Date through June 30, 2016, an amount calculated in arrears at a rate of 1% per annum (calculated on a 360-day basis) on the Facility Amount, and (ii) with respect to all other payments to be made after June 30, 2016, (A) $5,000, plus (B) an amount calculated quarterly in arrears at a rate of 1% per annum (calculated on a 360-day basis), on the Facility Amount.”

(c)       Section 3(q)(i) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“(i) Neither Seller nor any Affiliate of Seller nor, to the knowledge of Seller, any Account Debtor (A) is, or is owned or controlled by, a Sanctioned Person; (B) is located, incorporated, organized, or resident in a Sanctioned Country; (C) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person, except in the case of any Affiliate of Seller who is acting in compliance with all applicable Sanctions Laws and Anti-Money Laundering Laws; or (D) is in breach of or is the subject of any action or investigation under any Sanctions Laws or Anti-Money Laundering Laws.”

SECTION 4. Consent. The Parent hereby (a) consents to the RSA Seller and the RPA Seller entering into this Amendment, (b) consents to the increase in the Facility Amount of the Receivables Sale Agreement and the Receivables Purchase Agreement as contemplated by Sections 2 and 3 of this Amendment respectively, and (c) confirms and restates its obligations under the First Tier Parent Guarantee and the Second Tier Parent Guarantee with respect to the effectiveness of this Amendment and after giving effect thereto. The parent further confirms and agrees that the First Tier Parent Guarantee and the Second Tier Parent Guarantee have not been annulled, revoked, rescinded or terminated prior to the date hereof.

SECTION 5. Condition to Effectiveness. This Amendment shall become effective on the date on which all of the following conditions have been satisfied:

(a)       each of the parties hereto shall have received counterparts of this Amendment executed by each of the other parties hereto (including facsimile or e-mail signature pages);

(b)       the Purchaser shall have received certificates, authorizing resolutions and opinions from the RSA Seller, the RPA Seller and the Parent and their respective counsel, in each case, in form and substance substantially similar to those delivered under the Agreements; and

(c)       the representations and warranties contained in each of the Agreements and in this Amendment shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.

SECTION 6. Representations and Warranties. Each of the RSA Seller, RPA Seller and the Parent, on and as of the date hereof, make the following representations and warranties:

(a)       Authority. It has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Agreements (as amended hereby) and the Guarantees, as the case may be. The execution and delivery and performance by it of this Amendment and the performance of the Agreements (as amended hereby) and the Guarantees, as the case may be, have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions;

(b)       Enforceability. This Amendment has been duly executed and delivered by it. Each of the Agreements (as amended hereby) and the Guarantees, as the case may be, is a legal, valid and binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and to general principles of equity, and is in full force and effect;

(c)       Representations, Warranties and Covenants. Its representations, warranties and covenants contained in the Agreements and the Guarantees, as the case may be (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof; and

(d)       No Termination Event. No Termination Event has occurred and is continuing.

SECTION 7. Effect of Amendment; Ratification.

(a)       Upon the effectiveness of this Amendment, (i) all references in the Receivables Sale Agreement or in any other Transaction Document to “the Receivables Sale Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Receivables Sale Agreement, shall be deemed to be references to the Receivables Sale Agreement as amended by this Amendment and (ii) all references in the Receivables Purchase Agreement or in any other Transaction Document to “the Receivables Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment.

(b)       Except as specifically amended hereby, the Agreements and all other Transaction Documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects.

(c)       The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser or any of its assignees under the Agreements or any other Transaction Document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 9. Governing Law. This Amendment shall be governed by the laws of the State of New York, without giving effect to conflict of laws principles that would require the application of the law of any other jurisdiction.

SECTION 10. Transaction Document. This Amendment shall be a Transaction Document under each of the Agreements.

SECTION 11. Section Headings. The various headings of the Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreements or any provision hereof or thereof.

SECTION 12. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment.

[Signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

WISE ALLOYS LLC, as the RSA Seller and the Servicer

By:	/s/ Alex Godwin
Name:	Alex Godwin
Title:	Treasurer

WISE ALLOYS FUNDING II LLC, as the RPA Seller

By:	/s/ Alex Godwin
Name:	Alex Godwin
Title:	Treasurer

First Omnibus Amendment

HITACHI CAPITAL AMERICA CORP., as the Purchaser

By:	/s/ James M. Giaimo
Name:	James M. Giaimo
Title:	Vice President Structured Credit & Operations

First Omnibus Amendment

GREENSILL CAPITAL INC., as the Purchaser Agent

By:	/s/ Jonathan Lane
Name:	Jonathan Lane
Title:	General Counsel, Authorised Attorney

First Omnibus Amendment

ACKNOWLEDGED AND AGREED: CONSTELLIUM HOLDCO II B.V.

By:	/s/ Mark Kirkland
Name:	Mark Kirkland
Title:	Authorized Signatory

First Omnibus Amendment